Exhibit 32.1
SECTION 906 CERTIFICATION

CERTIFICATION (1)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Dolev Rafaeli, the President and Chief Executive Officer of STRATA Skin Sciences, Inc. (the “Company”), and John Gillings, the Chief Accounting Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.
The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2025

/s/ Dolev Rafaeli	/s/ John Gillings
Dolev Rafaeli	John Gillings
President & Chief Executive Officer	Chief Accounting Officer

(1)
This certification accompanies the Annual Report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of STRATA Skin Sciences, Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to STRATA Skin Sciences, Inc. and will be retained by STRATA Skin Sciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

E-32.1